Exhibit 99.1

MTBC Reports Record Full Year 2019 Results

Company reports 27% revenue growth and improved profitability,

affirms guidance for 2020

SOMERSET, N.J., February 28, 2020 (GLOBE NEWSWIRE) – MTBC, Inc. (the “Company” or “MTBC”) (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced financial and operational results for the full year ended December 31, 2019. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook.

2019 Full Year Highlights

●	Record full-year revenue of $64.4 million, 27% growth over 2018
●	GAAP operating income of $67,000, compared to an operating loss of $2.5 million in 2018
●	Record adjusted operating income of $6.8 million, or 11% of revenue
●	GAAP net loss of $872,000, compared to a net loss of $2.1 million in 2018
●	Record adjusted net income of $6.7 million, or $0.55 per share
●	Record adjusted EBITDA of $8.1 million, 69% growth over 2018

2019 Fourth Quarter Highlights

●	Fourth quarter revenue 2019 of $15.8 million
●	Record GAAP operating income of $864,000
●	Record adjusted operating income of $2.5 million, or 16% of revenue
●	Record GAAP net income of $332,000
●	Record adjusted net income of $2.4 million, or $0.20 per share
●	Record adjusted EBITDA of $2.8 million

“We are pleased to report record 2019 results, including 27% growth in revenue to $64.4 million, while growing our adjusted EBITDA by 69% to a record $8.1 million, as we delivered our eleventh consecutive quarter of positive adjusted EBITDA,” said Stephen Snyder, MTBC’s Chief Executive Officer.

“U.S. healthcare providers face unprecedented challenges and we’re thrilled that MTBC is increasingly becoming their vendor of choice,” said Snyder. “Today our solutions enable more than 15,000 providers to deliver better care to an estimated 10 million patients nationwide, and we expect to further extend our reach in the year to ahead. As we extend our reach, we incrementally address some of the challenges facing our industry and positon MTBC for additional growth.”

“In addition to reporting a record year of growth, we are very pleased to reaffirm our 2020 revenue guidance of $100 to 102 million and our adjusted EBITDA guidance of $12 to 13 million,” said Snyder. “Our revenue guidance represents a year-over-year increase of 55 to 58%, building on our trailing six-year CAGR of 35%. Our adjusted EBITDA guidance likewise represents significant year-over-year growth of 48 to 60%.”

“On January 8, 2020, we closed the acquisition of CareCloud Corporation, (“CareCloud”), our largest transaction to date,” said A. Hadi Chaudhry, MTBC’s President. “CareCloud provides its proprietary, award-winning, enterprise cloud platform and business solutions to more than 4,500 healthcare providers nationwide. They have built a stellar brand with advanced technology, award-winning design, and an innovative team. CareCloud and MTBC are highly synergistic and we believe that our combined businesses will accelerate growth, yield greater operating efficiencies and provide more opportunities for future expansion through our combined offering.”

“This is a transformative opportunity to accelerate the build-out of our strategic roadmap to provide world-class technology and services to more providers,” said Chaudhry. “CareCloud’s cutting-edge cloud-based software leverages Amazon and Google cloud platforms, and brings us exciting new technology integrations. The acquisition also gives us a strong Miami-based team of talented professionals with expertise in primary care and specialty physician practice operations.”

Full Year 2019 Financial Results

Revenue for the full year 2019 was a record $64.4 million, an increase of 27% compared to $50.5 million in 2018, and was in the upper end of the guidance range of $63 to $65 million. Revenue has grown at a compound annual rate of 35% per year since MTBC’s IPO at a $10 million revenue run rate in July 2014.

“While the largest element of our 2019 revenue growth is attributable to the Orion and Etransmedia acquisitions, 2019 was also one of our best years ever for organic sales, with 9% revenue growth from a combination of new organic customers and growth in revenue from existing customers,” remarked Bill Korn, MTBC’s Chief Financial Officer.

GAAP operating income was $67,000, an improvement of $2.6 million compared to an operating loss of $2.5 million in 2018. This is first full year that MTBC reported positive operating income since going public.

Non-GAAP adjusted operating income was $6.8 million, or 11% of revenue, which represents an improvement of $3.1 million from 2018, and a new record. Adjusted operating income excludes stock-based compensation expense, amortization of purchased intangibles and transaction, integration and restructuring costs.

For the full year 2019, the GAAP net loss was $872,000, or $0.60 per share, which included $3.2 million in stock based compensation expense and $3.0 million in non-cash depreciation and amortization expense. This reflected an improvement of $1.3 million compared to a GAAP net loss of $2.1 million in 2018. The GAAP net loss per share is based on net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the year.

Non-GAAP adjusted net income for 2019 was $6.7 million, or $0.55 per share, an improvement of $3.2 million compared to last year and a new record. Non-GAAP adjusted net income per share is calculated using the end-of-period common shares outstanding. “Since non-GAAP adjusted net income excludes non-cash amortization of purchased intangible assets, stock-based compensation, and integration, transaction and restructuring costs, management finds that it better reflects our operational performance,” said Bill Korn.

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Adjusted EBITDA for the full year of 2019 increased 69% to a record $8.1 million, as compared to $4.8 million in 2018. Adjusted EBITDA was within the $8.0 to $10.0 million guidance range. Adjusted EBITDA excludes $3.2 million in stock based compensation expense, $3.0 million in non-cash depreciation and amortization expense, $1.7 million of integration and transaction costs related to recent acquisitions, and $827,000 of foreign exchange loss.

During 2019, MTBC generated a record $7.6 million in cash from operations.

“As we continue to scale our business, through both organic and strategic means such as the CareCloud acquisition, we are able to spread our fixed expenses over a larger revenue base and generate larger adjusted EBITDA, adjusted operating income and adjusted net income than we ever have before,” said Bill Korn. “Since the companies we have acquired do not have significant net tangible assets, a large portion of the purchase price is attributed to intangible assets, most of which is amortized over the first few years after each acquisition. While this reduces GAAP operating income and GAAP net income, it does not impact our cash flow and is excluded from our non-GAAP financial measures. We expect to report a GAAP operating loss and a GAAP net loss for the next few quarters as we amortize the intangible assets from CareCloud. As we reduce our cash-based expenses, these will turn to operating profits and net profits over a few quarters.”

Fourth Quarter 2019 Financial Results

Revenue for the fourth quarter 2019 was $15.8 million, a decline of $753,000 from the corresponding quarter in 2018. Bill Korn noted: “Revenue in fourth quarter 2018 included approximately $1 million of one-time revenues from Orion clients who had indicated their intent to terminate their agreements before MTBC’s acquisition of Orion. During 2018, MTBC was able to recognize revenue from services provided while these clients were migrating to other vendors, but we knew these revenues would not recur during future years. In total, MTBC recognized $29 million of revenue from Orion during 2019, out of the $30 million of continuing annualized revenue we estimated when we closed the Orion acquisition.”

The fourth quarter 2019 GAAP operating income was $864,000, a new record for MTBC and an improvement of $1.7 million from an operating loss of $868,000 in fourth quarter 2018.

“This $1.7 million improvement in operating income reflects our successful integration of Orion and Etransmedia, systematically reducing operating costs,” said Bill Korn. “After our last three acquisitions, MTBC has been able to reduce operating expenses by an average of 35% after one quarter, 53% after two quarters and 63% after three quarters. This explains the dramatic improvement in our operating income during the second half of 2019, and sets the stage for our integration of CareCloud during the first three quarters of 2020.”

Non-GAAP adjusted operating income for fourth quarter 2019 was $2.5 million, or 16% of revenue, which was also a new record for MTBC. “The fourth quarter 2019 adjusted operating income represents an improvement of $222,000 from the adjusted operating income in third quarter 2019 and an improvement of $1.4 million from the adjusted operating income in fourth quarter 2018,” said Bill Korn. “This is our eleventh consecutive quarter of positive non-GAAP adjusted operating income.”

The fourth quarter 2019 GAAP net income was $332,000, as compared to a net loss of $576,000 in the same period last year, and another new record for MTBC. GAAP net income was positive despite $891,000 in stock based compensation expense and $598,000 of non-cash depreciation and amortization expenses.

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Non-GAAP adjusted net income for fourth quarter 2019 was $2.4 million, or $0.20 per share, one more new record.

Adjusted EBITDA for fourth quarter 2019 was $2.8 million, or 18% of revenue, against $1.4 million in the same period last year, and a final new record.

In fourth quarter 2019, cash flow provided by operations was $2.9 million.

Cash Balance and Capital

As of December 31, 2019, the Company had approximately $20 million of cash and positive working capital (current assets less current liabilities) of approximately $19.8 million, a $1.9 million improvement from the working capital surplus of approximately $17.9 million reported at the end of the year 2018.

During 2019, the Company raised net proceeds of $9.6 million by issuing 373,000 of its non-convertible Series A Preferred Stock through an “at-the-market” offering. The Series A Preferred Stock is perpetual, trades on the Nasdaq Global Market under the ticker MTBCP, pays monthly cash dividends at the rate of 11% per annum and can be redeemed at the Company’s option at $25.00 per share starting in November 2020.

On January 8, 2020, MTBC acquired CareCloud for $12 million in cash, the assumption of a working capital deficiency of approximately $5.1 million and 760,000 shares of the Company’s Series A Preferred Stock. There is an earn-out, which means MTBC will pay the seller the amount by which CareCloud’s 2020 revenue exceeds $36 million, up to $3 million. Additional consideration included warrants to purchase 2 million shares of MTBC’s common stock: 1 million shares at $7.50 for two years, plus another 1 million shares at $10.00 for three years. The total value of consideration, excluding the earnout, was approximately $36 million. CareCloud has continuing annual recurring revenue of approximately $30 million per year, with significant opportunities for organic growth and cross-selling.

2020 Full Year Guidance

MTBC is affirming the following forward-looking guidance for the fiscal year ending December 31, 2020:

For the Fiscal Year Ending December 31, 2020

Forward-Looking Guidance

Revenue	$100 – $102 million
Adjusted EBITDA	$12 – $13 million

The Company anticipates full year 2020 revenue of approximately $100 to $102 million, which represents growth of 55% to 58% over 2019 revenue. “Most of this growth is due to revenue from CareCloud customers. But, unlike past acquisitions, CareCloud had developed a strong marketing and sales team. The combination of additional sales and marketing resources and the increase in cross-selling opportunities means that we anticipate stronger organic growth than in the past,” said Bill Korn. “During 2020, we anticipate the value of new recurring contracts signed will be significantly higher than our previous trend of single digit organic growth.”

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Revenue guidance is based on management’s expectations regarding revenues from CareCloud, existing clients and new clients acquired through organic growth and/or tuck-ins, but excludes the effects of any additional, material acquisitions.

Adjusted EBITDA is expected to be $12 to $13 million for full year 2020, growth of 48% to 60% over 2019 adjusted EBITDA, as the Company integrates the CareCloud acquisition.

“Although CareCloud has operated at a significant loss during prior years, immediately after the acquisition closed, MTBC put in place a plan to significantly reduce operating expenses, consistent with previous acquisitions,” said Bill Korn. “CareCloud’s operations will reduce MTBC’s adjusted EBITDA during Q1 2020, but our expense reductions should allow CareCloud’s impact to be neutral by Q2. We anticipate that CareCloud will add to MTBC’s overall adjusted EBITDA during Q3 and Q4, at a level sufficient for the impact to full year 2020 operating results to be accretive. We plan to exit 2020 with CareCloud positioned to contribute significantly to our growth and profitability in future years.”

Conference Call Information

MTBC management will host a conference call today at 8:30 a.m. Eastern Time to discuss the 2019 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.mtbc.com/events. An audio-only option is available by dialing 412-317-5131 and referencing “MTBC Full Year 2019 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.mtbc.com/events.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-0088 and providing access code 10139280.

About MTBC

MTBC is a healthcare information technology company that provides a full suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our Software-as-a-Service (or SaaS) platform includes revenue cycle management (RCM), practice management (PM), electronic health record (EHR), and patient experience management (PXM) solutions for high-performance medical groups. MTBC helps clients increase financial and operational performance, streamline clinical workflows and make better business and clinical decisions, allowing them to improve patient care while reducing administrative burdens and operating costs. With its acquisition of CareCloud, the Company currently manages more than $7 billion in annualized accounts receivable on its integrated clinical and financial platform. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

Follow MTBC on LinkedIn, Twitter and Facebook.

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For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.mtbc.com.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, potential acquisitions, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective operations in Pakistan and Sri Lanka, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200

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MTBC, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2019 AND 2018

	December 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash	$19,994,134	$14,472,483
Accounts receivable - net of allowance for doubtful accounts of $256,000 and $189,000 at December 31, 2019 and December 31, 2018, respectively	6,995,343	7,331,474
Contract asset	2,385,334	2,608,631
Inventory	491,088	444,437
Current assets - related party	13,200	25,203
Prepaid expenses and other current assets	1,123,036	1,191,445
Total current assets	31,002,135	26,073,673
Property and equipment - net	2,907,516	1,832,187
Operating lease right-of-use assets	3,526,315	-
Intangible assets - net	5,977,225	6,634,003
Goodwill	12,633,696	12,593,795
Other assets	356,578	489,703
TOTAL ASSETS	$56,403,465	$47,623,361
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,490,834	$2,438,267
Accrued compensation	1,836,309	1,731,063
Accrued expenses	2,111,515	1,589,009
Deferred rent (current portion)	-	90,657
Operating lease liability (current portion)	1,688,772	-
Deferred revenue (current portion)	20,277	25,355
Accrued liability to related party	663	10,663
Notes payable (current portion)	283,675	277,776
Contingent consideration	-	526,432
Dividend payable	1,745,791	1,468,724
Total current liabilities	11,177,836	8,157,946
Notes payable	83,275	222,400
Deferred rent	-	189,366
Operating lease liability	2,040,772	-
Deferred revenue	18,745	18,949
Deferred tax liability	244,512	164,346
Total liabilities	13,565,140	8,753,007
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 and 4,000,000 shares at December 31, 2019 and December 31, 2018, respectively; issued and outstanding 2,539,325 and 2,136,289 shares at December 31, 2019 and December 31, 2018, respectively	2,539	2,136
Common stock, $0.001 par value - authorized 29,000,000 and 19,000,000 shares at December 31, 2019 and December 31, 2018, respectively; issued 12,978,485 and 12,570,557 shares at December 31, 2019 and December 31, 2018, respectively; 12,237,686 and 11,829,758 shares outstanding at December 31, 2019 and December 31, 2018, respectively	12,979	12,571
Additional paid-in capital	69,403,366	65,142,460
Accumulated deficit	(25,075,545)	(24,203,745)
Accumulated other comprehensive loss	(843,014)	(1,421,068)
Less: 740,799 common shares held in treasury, at cost at December 31, 2019 and December 31, 2018	(662,000)	(662,000)
Total shareholders’ equity	42,838,325	38,870,354
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$56,403,465	$47,623,361

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MTBC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	December 31,
	2019	2018
NET REVENUE	$64,438,594	$50,545,781
OPERATING EXPENSES:
Direct operating costs	41,186,024	31,252,535
Selling and marketing	1,521,815	1,611,982
General and administrative	17,911,797	16,264,473
Research and development	870,780	1,029,510
Change in contingent consideration	(343,768)	73,271
Depreciation and amortization	3,005,606	2,853,827
Restructuring and impairment charges	219,013	-
Total operating expenses	64,371,267	53,085,598
OPERATING INCOME (LOSS)	67,327	(2,539,817)
OTHER:
Interest income	262,001	100,788
Interest expense	(382,673)	(351,168)
Other (expense) income - net	(625,675)	494,332
LOSS BEFORE PROVISION FOR INCOME TAXES	(679,020)	(2,295,865)
Income tax provision (benefit)	192,780	(157,385)
NET LOSS	$(871,800)	$(2,138,480)

Preferred stock dividend	6,386,154	4,823,987
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(7,257,954)	$(6,962,467)

Net loss per common share: basic and diluted	$(0.60)	$(0.59)
Weighted-average common shares used to compute basic and diluted loss per share	12,087,947	11,721,232

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MTBC, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
OPERATING ACTIVITIES:
Net loss	$(871,800)	$(2,138,480)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,070,497	2,913,866
Deferred rent	-	(61,058)
Lease amortization	1,888,443	-
Deferred revenue	(5,282)	(46,415)
Provision for doubtful accounts	118,429	723,611
Provision (benefit) for deferred income taxes	80,166	(207,726)
Foreign exchange loss (gain)	827,121	(434,806)
Interest accretion	497,598	191,065
Gain on sale of assets	(38,388)	-
Stock-based compensation expense	3,215,661	2,463,599
Change in contingent consideration	(343,768)	73,271
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	765,079	1,479,297
Contract asset	362,466	(404,598)
Inventory	(46,651)	(137,159)
Other assets	(529,345)	248,347
Accounts payable and other liabilities	(1,372,239)	2,149,660
Net cash provided by operating activities	7,617,987	6,812,474
INVESTING ACTIVITIES:
Capital expenditures and capitalized software, net	(2,558,159)	(1,028,249)
Cash paid for acquisitions	(1,600,000)	(12,600,000)
Net cash used in investing activities	(4,158,159)	(13,628,249)
FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock, net of fees and expenses	9,586,142	22,817,566
Preferred stock dividends paid	(6,109,087)	(4,102,410)
Settlement of tax withholding obligations on stock issued to employees	(1,391,746)	(333,007)
Proceeds from line of credit	-	11,276,862
Repayments of line of credit	-	(11,276,862)
Repayments of notes payable, net	(430,444)	(464,167)
Contingent consideration payments	(182,664)	(150,250)
Other financing activities	(50,000)	(111,195)
Net cash provided by financing activities	1,422,201	17,656,537
EFFECT OF EXCHANGE RATE CHANGES ON CASH	639,622	(730,511)
NET INCREASE IN CASH	5,521,651	10,110,251
CASH - beginning of the period	14,472,483	4,362,232
CASH - end of the period	$19,994,134	$14,472,483
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$24,909	$90,284
Dividends declared, not paid	$1,745,791	$1,468,724
Purchase of prepaid insurance through assumption of note	$301,359	$271,248
Warrants issued	$-	$101,989
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$119,265	$42,057
Interest	$67,273	$64,669

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net loss.

	December 31,
	2019	2018
	($ in thousands)
Net revenue	$64,439	$50,546

GAAP net loss	(872)	(2,138)

Provision (benefit) for income taxes	193	(157)
Net interest expense	121	250
Foreign exchange loss (gain) / other expense	827	(435)
Stock-based compensation expense	3,215	2,464
Depreciation and amortization	3,006	2,854
Transaction and integration costs	1,736	1,891
Restructuring and impairment charges	219	-
Change in contingent consideration	(344)	73
Adjusted EBITDA	$8,101	$4,802

Non-GAAP Adjusted Operating Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating loss and GAAP operating margin.

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	December 31,
	2019	2018
	($ in thousands)
Net revenue	$64,439	$50,546

GAAP net loss	(872)	(2,138)
Provision (benefit) for income taxes	193	(157)
Net interest expense	121	250
Other expense (income) - net	626	(494)
GAAP operating income (loss)	68	(2,539)
GAAP operating margin	0.1%	(5.0)%

Stock-based compensation expense	3,215	2,464
Amortization of purchased intangible assets	1,877	1,828
Transaction and integration costs	1,736	1,891
Restructuring and impairment charges	219	-
Change in contingent consideration	(344)	73
Non-GAAP adjusted operating income	$6,771	$3,717
Non-GAAP adjusted operating margin	10.5%	7.4%

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net loss and GAAP net loss per share.

	December 31,
	2019	2018
	($ in thousands except for per share amounts)
GAAP net loss	$(872)	$(2,138)

Foreign exchange loss (gain) / other expense	827	(435)
Stock-based compensation expense	3,215	2,464
Amortization of purchased intangible assets	1,877	1,828
Transaction and integration costs	1,736	1,891
Restructuring and impairment charges	219	-
Change in contingent consideration	(344)	73
Income tax expense (benefit) related to goodwill	80	(208)
Non-GAAP adjusted net income	$6,738	$3,475

End-of-period shares	12,237,686	11,829,758

Non-GAAP adjusted net income per share	$0.55	$0.29

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of December 31, 2019 and 2018.

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	December 31,
	2019	2018
GAAP net loss attributable to common shareholders, per share	$(0.60)	$(0.59)
Impact of preferred stock dividend	0.53	0.41
Net loss per end-of-period share	(0.07)	(0.18)

Foreign exchange loss (gain) / other expense	0.07	(0.04)
Stock-based compensation expense	0.26	0.21
Amortization of purchased intangible assets	0.15	0.15
Transaction and integration costs	0.14	0.16
Restructuring and impairment charges	0.02	-
Change in contingent consideration	(0.03)	0.01
Income tax expense (benefit) related to goodwill	0.01	(0.02)
Non-GAAP adjusted net income per share	$0.55	$0.29

End-of-period shares	12,237,686	11,829,758

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, restructuring costs and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, restructuring costs and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, restructuring costs changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring costs. Restructuring charges primarily represent employee severance costs, remaining lease and termination fees, disposal of property and equipment and professional fees associated with discontinued facilities and operations. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues of the acquired businesses.

Tax expense (benefit) related to goodwill. Income tax expense (benefit) resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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